UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 2, 2005

EGL, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

000-27288 76-0094895
(Commission File Number) (IRS Employer Identification No.)

15350 Vickery Drive, Houston, Texas 77032
(Address of Principal Executive Offices) (Zip Code)

(281) 618-3100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Explanatory Note

This Current Report on Form 8-K/A is being filed to amend the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2005 (the “Item 4.02 Form 8-K”) to correct the statement about reliance on previously issued financial statements.  The Company had previously advised investors not to rely on retained earnings in the Company’s financial statements for 2002 or 2003 or on the Company’s financial statements for the first three quarters of 2004.  Because of the adjustments and impending restatements, investors should not rely on any of the Company’s historical financial statements for 2002, 2003 and the first three quarters of 2004.

Below is an amended and restated version of the Item 4.02 Form 8-K to include the clarification set forth above:

(a)

On March 2, 2005, EGL, Inc. (the “Company”) concluded that it will restate its historical financial statements for 2002, 2003 and the first three quarters of 2004 to reflect adjustments to retained earnings beginning January 1, 2002 and that it will restate its historical financial statements for the first three quarters of 2004 to reflect adjustments to net income during each of those quarters.  The adjustments are comprised primarily of the following items:

1.

Deferred income taxes for unrepatriated earnings of certain foreign entities.  The Company determined that it had understated tax expense related to unrepatriated earnings of certain foreign operations for periods prior to January 1, 2002.  These adjustments are expected to reduce retained earnings as of January 1, 2002 by $4.0 million.

2.

Recognition of straight-line rent expense when the lease term in a real estate operating lease contains a period where there are free or reduced rents (commonly referred to as “rent holidays”) and scheduled rent increases.  The Company should have recognized the rent expense on a straight-line basis over the term of the operating lease.  These adjustments are expected to reduce retained earnings as of January 1, 2002 by $0.9 million and to increase net income for the nine months ended September 30, 2004 by $0.5 million.

3.

The reconciliation of various account balances.  With respect to the Company’s operations in Mexico, the adjustment for errors is expected to reduce retained earnings as of January 1, 2002 by $1.6 million.  Other than Mexico, adjustments to correct account balances are expected to increase net income for the nine months ended September 30, 2004 by $1.3 million.

As described above, the Company currently estimates that the cumulative effect of the adjustments will reduce retained earnings as of January 1, 2002 by $6.5 million and increase net income for the nine months ended September 30, 2004 by $1.8 million.  Net income for 2002 and 2003 remain unchanged.  The $1.8 million adjustment to net income for the nine months ended

September 30, 2004 is expected to result from an increase in first quarter net income of $1.3 million, an increase in second quarter net income of $1.4 million and a reduction in third quarter net income of $0.9 million.  All of the adjustments described above are subject to audit and completion of the Company’s financial statements for the year ended December 31, 2004, which will be included in the Company’s annual report on Form 10-K.

Investors should not rely on the Company’s historical financial statements for 2002, 2003 and the first three quarters of 2004.  The Company will restate its historical financial statements for 2002, 2003 and the quarterly periods ended March 31, June 30 and September 30, 2004 included in the Company’s Form 10-Qs in one or more future filings with the Securities and Exchange Commission.

The Company’s Audit Committee and senior management have discussed the matters described above with the Company’s independent registered public accounting firm.

As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that the statements in this Form 8-K relating to matters that are not historical factual information are forward-looking statements that represent management’s belief and assumptions based on currently available information.  The information contained in this report relating to adjustments to deferred income tax accounts, rent expense and various other account balances (including the magnitude, timing and effects thereof), the financial statement line items affected by such adjustments and the financial statements being restated as a result of such adjustments, as well as other statements including words such as “anticipate,” “estimate,” “expect” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995.  Such statements are made based upon management’s current expectations and beliefs and are subject to risks, uncertainties and other factors that could cause actual results to differ from those contemplated by the forward-looking statements, including the timing, completion and results of the Company’s reviews and audits.  Investors should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.  There can be no assurance that other factors not currently anticipated by management will not also materially and adversely affect the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 24, 2005

EGL, INC.

By:

/s/ Elijio V. Serrano

Elijio V. Serrano

Chief Financial Officer